                                  EXHIBIT 23.2





INDEPENDENT AUDITORS' CONSENT




                  We consent to the incorporation by reference in this Registration Statement on Form S-8, related to the registration of 200,000 shares of Comtrex Systems Corporation common stock, of our report dated June 24, 1999, appearing in the Annual Report for the year ended March 31, 1999 on Form 10-KSB of Comtrex Systems Corporation.





DRUCKER, MATH & WHITMAN, P.C.
North Brunswick, New Jersey

October 25, 1999




                                      R-11